Exhibit 10.5

Execution Version

FIRST AMENDMENT TO GUARANTY OF RECOURSE OBLIGATIONS
THIS FIRST AMENDMENT TO GUARANTY OF RECOURSE OBLIGATIONS (this “Amendment”), dated as of May 6, 2024 is by and between ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders under the hereinafter described Credit Agreement (together with its successors and/or assigns in such capacity, “Administrative Agent”), for the benefit of the Lenders, and as Lender.
W I T N E S S E T H:
WHEREAS, ACRC Lender CO LLC (“Borrower”), Administrative Agent and Lenders have entered into that certain Credit and Security Agreement, dated as of July 28, 2022 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, Guarantor entered into that certain Guaranty of Recourse Obligations, dated as of July 28, 2022, (the “Existing Guaranty” and as amended hereby and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”);
WHEREAS, Guarantor, Administrative Agent and Lender desire to modify certain terms and provisions of the Existing Guaranty as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, Administrative Agent and Lender hereby agree as follows:
1.Modification of Existing Guaranty.
(a)Section 5.3 of the Existing Guaranty is hereby deleted in its entirety and replaced with the following:

“Minimum Tangible Net Worth and Liquidity Covenants. Until the Obligations have been finally and indefeasibly paid in full, Guarantor shall maintain, as of the last day of each calendar quarter: (a) Tangible Net Worth in an amount not less than the sum of (1) 80% of Guarantor's tangible net worth as of June 30, 2022, plus (2) 80% of the total net contributed capital actually received (after deducting transaction costs) as a result of the issuance of equity interest in the Guarantor subsequent to June 30, 2022; and (b) Liquid Assets having a market value of at least the greater of (1) $5,000,000 and (2) 50% of the Guarantor's recourse debt (not to exceed $10,000,000).
As used in this Section 5.3:

“Tangible Net Worth” means, with respect to Guarantor at any date, determined on a consolidated basis, all amounts that are included under capital or shareholder’s equity (or any like caption) on the balance sheet of Guarantor in accordance with GAAP, minus (a) amounts owing to Guarantor from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with the Guarantor or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus (1) deferred origination fees, net of deferred origination costs, (2) the aggregate amount of CECL Reserves (not to exceed $300,000,000 as of any such date of determination), and (3) valuation reserves and accumulated depreciation and amortization for assets classified as “Real Estate Owned”, all on or as of such date; provided, that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP. For the sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

“CECL Reserves” shall mean current expected credit loss reserve amounts on both outstanding balances and unfunded commitments and any other applicable investment, property or assets, in each case, established by Guarantor in accordance with GAAP including Accounting Standards Codification (ASC) 326.

“Specified Third Party Securitization” means any securitization transaction that was not established or sponsored by Guarantor or any of its consolidated Subsidiaries.
“Liquid Assets” means, as of the applicable date, Guarantor’s unrestricted and unencumbered (whether by Liens, negative pledges, or otherwise) (i) cash, and (ii) stocks, bonds, and mutual fund shares, in each instance that can be readily sold for cash on stock exchanges or over-the-counter markets provided that if the Guarantor's liquid assets equal or exceed $5,000,000 then for purposes of clause (b)(2) above, Guarantor may include Guarantor’s available borrowing capacity in the calculation of liquid assets under clause (b)(2) above.”
2.Effectiveness. The effectiveness of this Amendment is subject to receipt by Administrative Agent of this Amendment, duly executed and delivered by Guarantor and Administrative Agent.
3.Guarantor Representations. Guarantor hereby represents and warrants that:
(a)No Event of Default or Potential Default exists and no Event of Default or Potential Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment;
(b)the representations and warranties made by Guarantor in all of the Transaction Documents are true and correct, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties (a) are made as of a particular date, (b) are no longer true as a result of a change in fact with respect to

2

a Purchased Asset that was consented to in writing by Administrative Agent hereunder or (c) regarding Guarantor’s financial statements shall be deemed to refer to the most recent financial statements furnished to Administrative Agent; and
(c)the person signing this Amendment on its behalf is duly authorized to do so on its behalf.
4.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guaranty.
5.Reaffirmation of Guaranty. As amended by this Amendment, all terms, covenants and provisions of the Guaranty are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities (including the Guaranty Agreement) for the benefit of Administrative Agent and agreements subordinating rights and liens to the rights and liens of Administrative Agent, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Administrative Agent, and each party subordinating any right or lien to the rights and liens of Administrative Agent, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment.
6.Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. This Amendment may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own Electronic Signature,(b) accepts the Electronic Signature of each other party to this Amendment and each Transaction Document, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, or any other state law.
7.Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Administrative Agent and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

3

8.Governing Law; Consent to Jurisdiction. The provisions of Sections 6.12 and 6.17 of the Guaranty are incorporated herein by reference.
9.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
10.References to Transaction Documents. All references to the Guaranty in any Credit Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.
11.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Borrower under the Credit Agreement, the Guaranty, any of the other Credit Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

[No Further Text on this Page; Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

GUARANTOR:
ARES COMMERCIAL REAL ESTATE CORPORATION,
a Maryland corporation

By:/s/ Keith Kooper
Name:     Keith Kooper
Title: Vice President and Assistant Secretary

[Signature Page to First Amendment to Guaranty of Recourse Obligations Agreement]

Acknowledged and Agreed:
ADMINISTRATIVE AGENT AND LENDER: CAPITAL ONE, NATIONAL ASSOCIATION

By:/s/ Katarzyna Dobrzanska
Name:     Katarzyna Dobrzanska
Title: Duly Authorized Signatory

[Signature Page to Third Amendment to Second Amended and Restated Substitute Guaranty Agreement]